                                 EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                    State or Other
                                                   Jurisdiction of   Percentage
                                                    Incorporation     Ownership
                                                    -------------     ---------
Parent
------
BCSB Bankcorp, Inc.                                United States


Subsidiary (1)
----------

Baltimore County Savings Bank, F.S.B.              United States        100%


Subsidiaries of Baltimore County Savings Bank, F.S.B. (1)
-----------------------------------------------------

Baltimore County Service Corp.                     United States        100%
Ebenezer Road, Inc.                                United States        100%
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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.